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Exhibit 12

SOUTHERN CALIFORNIA EDISON
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED AND PREFERENCE STOCK
(Millions of Dollars)

	2004	2005	2006	2007	2008	2009
Earnings:
Income from continuing operations before tax and noncontrolling interest	$1,639	$1,375	$1,540	$1,400	$1,246	$1,620
Less: Income from equity investees	—	—	—	—	—	—

Income from continuing operations before income from equity investees, tax and noncontrolling interest	1,639	1,375	1,540	1,400	1,246	1,620
Add:
Fixed charges (see below)	426	411	502	540	520	535
Amortization of capitalized interest	1	1	1	2	2	2
Distributed income of equity investees	—	—	—	—	—	—
Loss of equity investees for which charges arising from guarantees are included in fixed charges	—	—	—	—	—	—
Subtract:
Interest capitalized	(1)	(1)	(2)	(3)	(3)	(4)
Preference security dividend requirements of consolidated subsidiaries—pre-tax basis	(13)	(34)	(77)	(74)	(75)	(73)
Noncontrolling interest of subsidiaries that have not incurred fixed charges—pre-tax basis	(280)	(334)	(275)	(305)	(170)	(94)

Earnings as adjusted	$1,772	$1,418	$1,689	$1,560	$1,520	$1,986

Fixed Charges(1):
Interest expenses—net of capitalized interest and AFUDC	$409	$360	$399	$429	$407	$420
Add: AFUDC	—	14	19	25	27	32

Interest expenses—net of capitalized interest	409	374	418	454	434	452
Interest capitalized(2)	1	1	3	3	3	4
Interest portion of rental expense(3)	1	1	2	8	7	5
Allocable portion of interest on long-term contracts for purchased power(4)	2	1	2	1	1	1
Preferred and preference stock dividend requirement—pre-tax basis	13	34	77	74	75	73

Total fixed charges	$426	$411	$502	$540	$520	$535

Ratio	4.16	3.45	3.36	2.89	2.92	3.71

(1)
Interest expenses associated with income taxes are reflected as a component of income tax expense and are excluded from the determination of fixed charges.

(2)
Includes fixed charges associated with Nuclear Fuel and capitalized interest of fifty-percent owned partnership.

(3)
Rentals include the interest factor relating to certain significant rentals plus one-third of all remaining annual rentals, except for amounts allocated to power purchase contracts that are classified as operating leases.

(4)
Allocable portion of interest included in annual minimum debt service requirement of supplier.

SOUTHERN CALIFORNIA EDISON
RATIOS OF EARNINGS TO FIXED CHARGES
(Millions of Dollars)

	2004	2005	2006	2007	2008	2009
Earnings:
Income from continuing operations before tax and noncontrolling interest	1,649	1,379	1,540	1,400	1,246	1,620
Less: Income from equity investees	—	—	—	—	—	—

Income from continuing operations before income from equity investees, tax and noncontrolling interest	1,649	1,379	1,540	1,400	1,246	1,620
Add:
Fixed charges (see below)	403	373	425	466	445	462
Amortization of capitalized interest	1	1	1	2	2	2
Distributed income of equity investees	—	—	—	—	—	—
Loss of equity investees for which charges arising from guarantees are included in fixed charges	—	—	—	—	—	—
Subtract:
Interest capitalized	(1)	(1)	(2)	(3)	(3)	(4)
Preference security dividend requirements of consolidated subsidiaries—pre-tax basis	—	—	—	—	—	—
Noncontrolling interest of subsidiaries that have not incurred fixed charges—pre-tax basis	(280)	(334)	(275)	(305)	(170)	(94)

Earnings as adjusted	1,772	1,418	1,689	1,560	1,520	1,986

Fixed Charges(1):
Interest expenses—net of capitalized interest and AFUDC	399	356	399	429	407	420
Add: AFUDC	—	14	19	25	27	32

Interest expenses—net of capitalized interest	399	370	418	454	434	452
Interest capitalized(2)	1	1	3	3	3	4
Interest portion of rental expense(3)	1	1	2	8	7	5
Allocable portion of interest on long-term contracts for purchased power(4)	2	1	2	1	1	1
Preferred and preference stock dividend requirement—pre-tax basis	—	—	—	—	—	—

Total fixed charges	403	373	425	466	445	462

Ratio	4.40	3.80	3.97	3.35	3.42	4.30

(1)
Interest expenses associated with income taxes are reflected as a component of income tax expense and are excluded from the determination of fixed charges.

(2)
Includes fixed charges associated with Nuclear Fuel and capitalized interest of fifty-percent owned partnership.

(3)
Rentals include the interest factor relating to certain significant rentals plus one-third of all remaining annual rentals, except for amounts allocated to power purchase contracts that are classified as operating leases.

(4)
Allocable portion of interest included in annual minimum debt service requirement of supplier.

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  Exhibit 12